Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

August 11, 2009

Securities & Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm of Asia8, Inc. and on March 31, 2009, we reported on the balance sheets of Asia8, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. On August 10, 2009 we were dismissed as the independent registered public accounting firm of Asia8, Inc. We have read Asia8, Inc.’s statements included under Item 4.01 of its Form 8-K dated August 11, 2009, and we agree with such statements, except that we are not in a position to agree or disagree with Asia8, Inc.’s statements related to the engagement of Konstandinos Jerry Georgatos, Certified Public Accountant as the independent registered public accounting firm.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada

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